Exhibit 10.19

EXECUTION COPY

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of the 3rd day of August, 2004, by and among LOUD TECHNOLOGIES INC. (f/k/a MACKIE DESIGNS INC.), a Washington corporation (the “Company”), SUN MACKIE, LLC, a Delaware limited liability company (“Sun”), RANDOLPH STREET PARTNERS V, an Illinois general partnership (“RSP”), and H.I.G. SUN PARTNERS, INC., a Cayman Islands corporation (“HIG”, and together with Sun and RSP, the “Purchasers”).

WHEREAS, on March 31, 2003, the Company issued Subordinated Promissory Notes (the “Notes”) to Sun, RSP, and HIG, with original principal amounts of $3,931,429, $40,000, and $28,571, respectively.

WHEREAS, the Company desires to issue, and the Purchasers desire to exchange the entire principal amount, together with all accrued interest thereon, of their respective Notes for, shares of the Company’s Common Stock, no par value, upon the terms and subject to the conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

ISSUANCE OF SHARES; SURRENDER OF NOTES

SECTION 1.1.        Sale and Issuance of Shares; Surrender of Notes

(a)           At the Closing (as defined in Section 1.2(a) below), and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase and accept from the Company, 2,480,155 shares of Common Stock, no par value, of the Company (such shares, the “Shares”), for the aggregate purchase price of $4,836,301.37 (“Purchase Price”), representing a price per share of $1.95, payable as set forth in paragraph (b) below.  Sun shall purchase 2,437,638 of the Shares, RSP shall purchase 24,802 of the Shares, and HIG shall purchase 17,715 of the Shares.

(b)           The Purchase Price shall be payable in full by the surrender by the Purchasers to the Company of the Notes, upon which the Company will be forever released from all obligations and liabilities thereunder.

SECTION 1.2.        Closing.

(a)           The closing of the purchase and sale of the Shares (the “Closing”) shall take place at 10:00 a.m., local time, on the date hereof at the offices of Kirkland & Ellis LLP, 200 E. Randolph Drive, Chicago, Illinois, or at such other place and/or other time as the parties hereto shall agree in writing.

(b)           At the Closing, (i) the Purchasers shall surrender to the Company the Notes, and (ii) the Company shall deliver to the Purchasers, against payment of the Purchase Price therefor, certificates representing the Shares.  The Shares shall be in definitive form, registered in the name of the Purchasers or their nominees or designees, and in such denominations as the Purchasers shall request not later than one business day prior to the date of the Closing.

(c)           The obligation of each Purchaser to purchase its respective portion of the Shares shall be contingent upon (i) receipt by the Company and such Purchaser of consents, in form and substance satisfactory to the Company and such Purchaser, to the transactions contemplated by this Agreement from Congress Financial Corporation and U.S. Bank, National Association, the Company’s senior lenders, and (ii) receipt by the board of directors of the Company of a fairness opinion, in form and substance satisfactory to the Company and such Purchaser, from Houlihan, Lokey, Howard & Zukin with respect to the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as follows:

SECTION 2.1.        Authorization; Enforceability.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the Company.

(b)           The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of the governing documents of the Company, or of any material agreement or instrument to which the Company is a party or by which it is bound, or to which any of its properties or assets is subject, or of any applicable law.  The Company has duly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 2.2.        Governmental and Other Third Party Consents.  Except as required by applicable filing requirements of the Securities Exchange Act of 1934, as amended, the applicable filing requirements of state securities laws, the Company’s agreements with its senior lenders, Congress Financial Corporation and U.S. Bank, National Association, and those consents for which the failure to obtain would not have a material adverse effect on the Company, the Company is not required to obtain any consent from, or to make any declaration or filing with, any governmental authority or any other person in connection with the execution, delivery and performance of this Agreement, including, without limitation, the issuance, sale and delivery of the Shares as contemplated hereunder.

SECTION 2.3.        Validity and Issuance of Shares.  The Shares have been duly authorized and when issued, delivered and paid for pursuant to the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Purchaser, on behalf of itself and no other person, hereby represents and warrants to the Company as follows:

SECTION 3.1.        Authorization; Enforceability; No Violations.

(a)           The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Purchaser is duly qualified to do business in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the Purchaser.

(b)           The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of the governing documents of the Purchaser, or of any material agreement or instrument to which the Purchaser is a party or by which it is bound, or to which any of its properties or assets is subject, or of any applicable law.  The Purchaser has duly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 3.2.        Governmental and Other Third Party Consents.  Except as required by applicable filing requirements of the Securities Exchange Act of 1934, as amended, the applicable filing requirements of state securities laws, the Purchaser’s agreements with the Company’s senior lenders, Congress Financial Corporation and U.S. Bank, National Association, and those consents for which the failure to obtain would not have a material adverse effect on the Purchaser, the Purchaser is not required to obtain any consent from, or to make any declaration or filing with, any governmental authority or any other person in connection with the execution, delivery and performance of this Agreement, including, without limitation, the purchase of the Shares as contemplated hereunder.

SECTION 3.3.        Private Placement.

(a)           The Purchaser understands that the offering and sale of the Shares by the Company to the Purchaser are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

(b)           The Shares to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and without a view to making a distribution thereof in violation of the Securities Act.

(c)           The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and the Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares.

(d)           The Purchaser is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

SECTION 3.4.        Legends.  The Purchaser understands that each certificate evidencing the Shares may bear any legend required by applicable state securities laws, and the following legend, at the discretion of the Company:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

ARTICLE IV

MISCELLANEOUS

SECTION 4.1.        Notices.  All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable overnight courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice.  Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile.  Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable overnight courier service.

To the Company:

LOUD Technologies Inc.
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
Attention: Board of Directors
Facsimile: (425) 483-1801

with a copy to:

Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101
Attention: Evelyn Cruz Sroufe
Facsimile:	(206) 583-8500

To the Purchasers:

Sun Mackie, LLC
c/o Sun Capital Partners, Inc.
5200 Town Center Circle
Suite 470
Boca Raton, Florida 33486
Attention: Marc J. Leder, Rodger R. Krouse, and C. Deryl Couch
Facsimile: (561) 394-0540

Randolph Street Partners V
c/o Kirkland & Ellis LLP
200 E. Randolph Dr.
Chicago, Illinois 60601
Attention: Douglas C. Gessner
Facsimile: (312) 861-2200

H.I.G. Sun Partners, Inc.
c/o H.I.G. Capital
1001 Brickell Bay Drive
27th Floor
Miami, Florida 33131
Attention: Rick Mendez
Facsimile: (305) 379-2013

in each case with a copy to:

Kirkland & Ellis LLP
200 E. Randolph Dr.
Chicago, Illinois 60601
Attention: Douglas C. Gessner
Facsimile: (312) 861-2200

SECTION 4.2.        Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court sitting in the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

SECTION 4.3.        Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

SECTION 4.4.        Modifications and Amendments.  No amendment, modification or termination of this Agreement shall be binding upon the parties hereto unless executed in writing by the parties hereto.

SECTION 4.5.        Waivers and Extensions.  Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement.  Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred.  Any waiver may be conditional.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.  No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

SECTION 4.6.        Titles and Headings.  Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

SECTION 4.7.        Assignment.  This Agreement is not transferable or assignable by the Company or by any Purchaser.

SECTION 4.8.        Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

SECTION 4.9.        Further Assurances.  Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to the Purchasers the Shares to be purchased by them hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

LOUD TECHNOLOGIES INC.,
a Washington corporation

By:	/s/ Tim O’Neil
Name: Tim O’Neil
Title: Chief Financial Officer

SUN MACKIE, LLC,
a Delaware limited liability company

By:	/s/ Lynn Skillen
Name: Lynn Skillen
Title: Vice President

RANDOLPH STREET PARTNERS V,
an Illinois general partnership

By:	/s/ Douglas C. Gessner
Name: Douglas C. Gessner
Title: Managing Partner

H.I.G. SUN PARTNERS, INC.
a Cayman Islands corporation

By:	/s/ Anthony Tamer
Name: Anthony Tamer
Title: Managing Director